Filed Pursuant to Rule 424(b)(5)
Registration No. 333-224229

PROSPECTUS SUPPLEMENT
(To Prospectus dated April 25, 2018)

Up to $30,000,000 of Shares of
Common Stock

On May 10, 2018, we entered into a sales agreement, or Sales Agreement, with Robert W. Baird & Co. Incorporated, or Baird, as sales agent, relating to our shares of common stock, $0.01 par value per share, or our common stock, offered by this prospectus supplement and the accompanying prospectus pursuant to a continuous offering program. In accordance with the terms of the Sales Agreement, we may from time to time offer and sell shares of our common stock having an aggregate offering price of up to $30,000,000 through the sales agent, as our agent, pursuant to this prospectus supplement and the accompanying prospectus.

Sales of our common stock, if any, under this prospectus supplement and the accompanying prospectus may be made in negotiated transactions or transactions that are deemed to be “at the market” offerings as defined in Rule 415 under the Securities Act of 1933, as amended, or the Securities Act, including sales made by means of ordinary brokers’ transactions, including directly on the Nasdaq Stock Market LLC, or the Nasdaq, or sales made to or through a market maker other than on an exchange. The sales agent is not required to sell any specific number or dollar amount of our common stock, but as instructed by us will make all sales using commercially reasonable efforts, consistent with its normal trading and sales practices, as our sales agent and subject to the terms of the Sales Agreement. From time to time during the term of the Sales Agreement, we may deliver a placement notice to the sales agent specifying the length of the selling period, the amount of shares to be sold and the minimum price below which sales may not be made. The offering of our common stock pursuant to the Sales Agreement will terminate upon the earlier of (1) the sale of our common stock having an aggregate offering price of $30,000,000 and (2) the termination of the Sales Agreement.

Our common stock to which this prospectus supplement relates will be offered and sold through the sales agent over a period of time and from time to time in transactions at then-current prices. The sales agent will be entitled to compensation that will not exceed 2.0% of the gross sales price per share for any of our common stock sold. In connection with the sale of our common stock on our behalf, the sales agent may be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of the sales agent may be deemed to be underwriting discounts or commissions.

Our common stock is listed on the Nasdaq under the symbol “GRIF.” On May 9, 2018, the last reported sale price of our common stock on the Nasdaq was $37.95 per share.

Under the terms of the Sales Agreement, we also may sell shares to the sales agent, as principal for its own account, at a price agreed upon at the time of sale. If we sell shares to the sales agent as principal, we will enter into a separate agreement with the sales agent, setting forth the terms of such transaction, and we will describe the agreement in a separate prospectus supplement or pricing supplement.

Investing in our common stock involves risks. See “Risk Factors” beginning on page S-7 of this prospectus supplement and page 13 of our Annual Report on Form 10-K for the fiscal year ended November 30, 2017 and in our other periodic reports filed with the Securities and Exchange Commission and incorporated by reference herein.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Baird

The date of this Prospectus Supplement is May 10, 2018.

Prospectus Supplement

Prospectus

ABOUT THIS PROSPECTUS	1
WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE	2
THE COMPANY	4
RISK FACTORS	5
USE OF PROCEEDS	6
RATIO OF EARNINGS TO FIXED CHARGES AND PREFERRED SHARE DIVIDENDS	7
DESCRIPTION OF CAPITAL STOCK	8
DESCRIPTION OF DEBT SECURITIES	10
DESCRIPTION OF DEPOSITARY SHARES	18
DESCRIPTION OF WARRANTS	21
DESCRIPTION OF UNITS	23
GLOBAL SECURITIES	24
PLAN OF DISTRIBUTION	28
LEGAL MATTERS	30
EXPERTS	30

You should rely only on the information contained in or incorporated by reference into this prospectus supplement, the accompanying prospectus or any applicable free writing prospectus in making a decision about whether to invest in our common stock. We have not, and the sales agent has not, authorized any other person to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell, or a solicitation of an offer to purchase, any securities in any jurisdiction where it is unlawful to make such offer or solicitation. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus, any applicable free writing prospectus and the documents incorporated by reference herein or therein is accurate only as of their respective dates or on the date or dates which are specified in such documents. Our business, financial condition, liquidity, results of operations and prospects may have changed since those dates.

ABOUT THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference. The second part, the accompanying prospectus, gives more general information, some of which may not apply to this offering.

To the extent the information contained in this prospectus supplement differs or varies from the information contained in the accompanying prospectus or documents incorporated by reference herein or therein that was filed with the Securities and Exchange Commission, or the SEC, before the date of this prospectus supplement, the information in this prospectus supplement will supersede such information. In addition, any statement in a filing we make with the SEC at a later date that is incorporated by reference in this prospectus supplement or the accompanying prospectus that adds to, updates or changes information contained in an earlier filing we made with the SEC shall be deemed to modify and supersede such information in the earlier filing.

This prospectus supplement does not contain all of the information that is important to you. You should read the accompanying prospectus as well as the documents incorporated by reference in this prospectus supplement and the accompanying prospectus. See “Incorporation by Reference” in this prospectus supplement and “Where You Can Find More Information; Incorporation by Reference” in the accompanying prospectus. Unless otherwise indicated or unless the context requires otherwise, references in this prospectus supplement to “we,” “our,” “us” and “our company” refer to Griffin Industrial Realty, Inc., a Delaware corporation, and any of our other subsidiaries.

FORWARD-LOOKING INFORMATION

This prospectus supplement and the accompanying prospectus and the documents that we incorporate by reference in each contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (set forth in Section 27A of the Securities Act and Section 21E of the Exchange Act). Also, documents we subsequently file with the SEC and incorporate by reference will contain forward-looking statements. Without limiting the foregoing, the words “believes,” “anticipates,” “plans,” “expects,” and similar expressions are intended to identify forward-looking statements. Such forward-looking statements represent management’s current expectations and are inherently uncertain. There are a number of important factors that could materially impact the value of our common stock or cause actual results to differ materially from those indicated by such forward-looking statements. Such factors include: adverse economic conditions and credit markets; a downturn in the commercial and residential real estate markets; risks associated with concentration of real estate holdings; risks associated with entering new real estate markets; risks associated with competition with other parties for acquisition of properties; risks associated with the use of third-party managers for day-to-day property management; risks relating to reliance on lease revenues; risks associated with nonrecourse mortgage loans; risks of financing arrangements that include balloon payment obligations; risks associated with failure to effectively hedge against interest rate changes; risks associated with volatility in the capital markets; risks associated with increased operating expenses; potential environmental liabilities; governmental regulations; inadequate insurance coverage; risks of environmental factors; risks associated with the cost of raw materials or energy costs; risks associated with deficiencies in disclosure controls and procedures or internal control over financial reporting; risks associated with information technology security breaches; litigation risks; and the concentrated ownership of our common stock by members of the Cullman and Ernst families. Any such forward-looking statements represent management’s estimates as of the date of this prospectus supplement or as of the date of any subsequent periodic reports filed with the SEC and incorporated by reference herein. While Griffin may elect to update such forward-looking statements at some point in the future, except as required by law, Griffin disclaims any obligation to do so, even if subsequent events cause Griffin’s views to change. These forward-looking statements should not be relied upon as representing Griffin’s views as of any date subsequent to the date of this Prospectus Supplement. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of various important factors. For a further discussion of these and other factors that could impact our future results, performance or transactions, see the section entitled “Risk Factors,” including the risks incorporated therein from our most recent Annual Report on Form 10-K for the fiscal year ended November 30, 2017 and our other periodic reports filed with the SEC and incorporated by reference herein.

PROSPECTUS SUMMARY

The following summary highlights information contained elsewhere in this prospectus supplement, the accompanying prospectus or incorporated by reference herein or therein and does not contain all the information that may be important to purchasers of our common stock. For a more complete understanding of our company and this offering, we encourage you to read and consider carefully the more detailed information in this prospectus supplement, including the information in the accompanying prospectus and incorporated by reference herein and therein, and the information included in any free writing prospectus that we may authorize for use in connection with this offering, including the information referred to under the heading “Risk Factors” on page 7 of this prospectus supplement and in the documents incorporated by reference herein.

Our Company

We are a real estate business principally engaged in developing, managing and leasing industrial/warehouse properties, and to a lesser extent, office/flex properties. We seek to add to our property portfolio through the acquisition and development of land or the purchase of buildings in select markets we target. Periodically, we may sell certain portions of our undeveloped land that we have owned for an extended time period and the use of which is not consistent with our core development and leasing strategy.

Prior to May 13, 2015, we were known as Griffin Land & Nurseries, Inc. On May 13, 2015, we changed our name to better reflect our ongoing real estate business and focus on industrial/warehouse properties after the sale in fiscal 2014 of the landscape nursery business that we had operated through our wholly owned subsidiary, Imperial Nurseries, Inc.

We filed our certificate of incorporation with the Secretary of State of Delaware on March 10, 1970.

Our principal executive offices are located at 641 Lexington Avenue, New York, New York 10022, and our telephone number is 212-218-7910.

Risks Associated with our Business

Our business is subject to numerous risks, as described under the heading “Risk Factors” contained in this prospectus supplement and in any free writing prospectuses we have authorized for use in connection with a specific offering, and under similar headings in the documents that are incorporated by reference herein.

THE OFFERING

Issuer	Griffin Industrial Realty, Inc., a Delaware corporation.

Securities offered	Shares of our common stock with an aggregate offering price of up to $30,000,000.

Manner of Offering	“At the market” offering that may be made from time to time through our sales agent. See “Plan of Distribution” on page S-13.

Nasdaq symbol	GRIF

Use of proceeds

We intend to use the net proceeds from this offering for acquisitions of target properties consistent with our investment strategies, repayment of debt and general corporate purposes. See “Use of Proceeds” on page S-10.

Risk factors

Investing in our common stock involves a high degree of risk and the purchasers of our common stock may lose their entire investment. Before deciding to invest in our common stock, please carefully read the section entitled “Risk Factors” herein including the risks incorporated therein from our most recent Annual Report on Form 10-K for the fiscal year ended November 30, 2017 and our other periodic reports filed with the SEC and incorporated by reference herein.

RISK FACTORS

Investing in our common stock involves risks. In addition to other information in this prospectus supplement, you should carefully consider the following risks, the risks described in our Annual Report on Form 10-K for the fiscal year ended November 30, 2017, as well as other information and data set forth in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein before making an investment decision with respect to our common stock. The occurrence of any of the following risks could materially and adversely affect our business, prospects, financial condition and results of operations, which could cause you to lose all or a part of your investment in our common stock. Some statements in this prospectus supplement, including statements in the following risk factors, constitute forward-looking statements. See “Forward-Looking Statements.”

Risks Related to this Offering

The market price and trading volume of our common stock may be volatile following this offering.

The per share trading price of our common stock may be volatile. In addition, the trading volume in our common stock may fluctuate and cause significant price variations to occur. If the per share trading price of our common stock declines significantly, you may be unable to resell your shares at or above the purchase price. We cannot assure you that the per share trading price of our common stock will not fluctuate or decline significantly in the future.

Some of the factors that could negatively affect our share price or result in fluctuations in the price or trading volume of our common stock include:

•                                         actual or anticipated variations in our quarterly operating results or dividends;

•                                         publication of research reports about us or the real estate industry;

•                                         prevailing interest rates;

•                                         the market for similar securities;

•                                         changes in market valuations of similar companies;

•                                         adverse market reaction to any future issuance of debt or equity;

•                                         additions or departures of key management personnel;

•                                         actions by institutional stockholders;

•                                         speculation in the press or investment community;

•                                         the realization of any of the other risk factors presented in this prospectus supplement;

•                                         the extent of investor interest in our securities;

•                                         the attractiveness of our equity securities in comparison to other equity securities, including securities issued by other real estate-based companies;

•                                         our underlying asset value;

•                                         investor confidence in the stock and bond markets, generally;

•                                         changes in tax laws;

•                                         failure to meet earnings estimates;

•                                         changes in our credit ratings;

•                                         general economic and financial market conditions; and

•                                         our financial condition, results of operations and prospects.

In the past, securities class action litigation has often been instituted against companies following periods of volatility in the price of their common stock. This type of litigation could result in substantial costs and divert our management’s attention and resources, which could have an adverse effect on our financial condition, results of operations, cash flow and per share trading price of our common stock.

The number of shares of our common stock available for future issuance or sale could adversely affect the per share trading price of our common stock.

We cannot predict whether future issuances or sales of shares of our common stock or the availability of shares for resale in the open market will decrease the per share trading price per share of our common stock. The issuance of substantial numbers of shares of our common stock in the public market or the perception that such issuances might occur could adversely affect the per share trading price of our common stock.

The exercise of any options or the issuance of any common stock granted to certain directors, executive officers and other employees under our 2009 Stock Option Plan or other equity incentive plan, the issuance of our common stock in connection with future property, portfolio or business acquisitions and other issuances of our common stock could have an adverse effect on the per share trading price of our common stock, and the existence of options adversely affect the terms upon which we may be able to obtain additional capital through the sale of equity securities. In addition, future issuances of shares of our common stock may be dilutive to existing stockholders.

You may experience significant dilution as a result of this offering, which may adversely affect the per share trading price of our common stock.

This offering may have a dilutive effect on our earnings per share after giving effect to the issuance of our common stock in this offering and the receipt of the expected net proceeds. The actual amount of dilution from this offering, or from any future offering of our common stock or our preferred stock, will be based on numerous factors, particularly the use of proceeds and the return generated by such investment, and cannot be determined at this time. Additionally, we are not restricted from issuing additional shares of our common stock or issuing shares of our preferred stock, including securities that are convertible into or exchangeable for, or that represent the right to receive, shares of our common stock or our preferred stock or any substantially similar securities in the future. The per share trading price of our common stock could decline as a result of sales of a large number of shares of our common stock in the market pursuant to this offering, or otherwise, or as a result of the perception or expectation that such sales could occur.

Future offerings of debt securities, which would be senior to our common stock upon liquidation, and/or preferred stock, which may be senior to our common stock for purposes of dividend distributions or upon liquidation, may adversely affect the per share trading price of our common stock.

In the future, we may attempt to increase our capital resources by making offerings of debt or additional equity securities, including medium-term notes, senior or subordinated notes and classes or series of our preferred stock. Upon liquidation, holders of our debt securities and shares of our preferred stock and lenders with respect to other borrowings will be entitled to receive our available assets prior to distribution to the holders of our common stock. Additionally, any convertible or exchangeable securities that we issue in the future may have rights, preferences and privileges more favorable than those of our common stock and may result in dilution to owners of our common stock. Holders of our common stock are not entitled to preemptive rights or other protections against dilution. Any shares of our preferred stock that we issue in the future could have a preference on liquidating distributions or a preference on dividend payments that could limit our ability pay dividends to the holders of our common stock. Because our decision to issue securities in any future offering will depend on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of our future offerings. Thus, our stockholders bear the risk of our future offerings reducing the per share trading price of our common stock and diluting their interest in us.

Management will have broad discretion as to the use of the proceeds from this offering, and may not use the proceeds effectively.

Because we have not designated the amount of net proceeds from this offering to be used for any particular purpose, our management will have broad discretion as to the application of the net proceeds from this offering and could use them for purposes other than those contemplated at the time of the offering. Our management may use the net proceeds for corporate purposes that may not improve our financial condition or market value.

USE OF PROCEEDS

We may issue and sell shares of our common stock having aggregate gross sales proceeds of up to $30 million from time to time. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. There can be no assurance that we will sell any shares under or fully utilize the Sales Agreement with our sales agent as a source of financing.

We intend to use the net proceeds from this offering for acquisitions of target properties consistent with our investment strategies, repayment of debt and general corporate purposes. We do not currently have specific plans or commitments with respect to the net proceeds from this offering and, accordingly, are unable to quantify the allocation of such proceeds among the various potential uses. We will have broad discretion in the way that we use the net proceeds of this offering.

PRICE RANGE OF OUR COMMON STOCK

Our common stock began trading on the Nasdaq under the symbol “GRIF” on July 3, 1997. Prior to that date, there was no public trading of our common stock. The following table sets forth, for the periods indicated, the high and low sales prices per share of our common stock as reported on the Nasdaq.

Fiscal Year Ended November 30, 2016:	High	Low
First quarter	$26.99	$22.27
Second quarter	$32.75	$21.95
Third quarter	$33.32	$25.08
Fourth quarter	$32.23	$28.70

Fiscal Year Ended November 30, 2017:	High	Low
First quarter	$32.39	$27.57
Second quarter	$32.39	$27.71
Third quarter	$34.50	$28.29
Fourth quarter	$37.20	$34.25

Fiscal Year Ended November 30, 2018:	High	Low
First quarter	$37.45	$36.10
Second quarter (through May 9, 2018)	$37.95	$33.95

On May 9, 2018, the last reported sale price of our common stock on the Nasdaq was $37.95 per share. As of May 9, 2018, we had 157 record holders of our common stock. The actual number of stockholders is greater than this number of record holders, and includes stockholders who are beneficial owners, but whose shares are held in street name by brokers and other nominees. This number of holders of record also does not include stockholders whose shares may be held in trust by other entities.

DIVIDEND POLICY

Our dividend policy is to consider the payment of an annual dividend at the end of our fiscal year, which enables our Board of Directors to evaluate both our prior full year results and our cash needs for the succeeding year when determining whether to declare an annual dividend and the amount thereof, if any. In fiscal 2017 and fiscal 2016, we declared an annual dividend of $0.40 and $0.30 per share, respectively.

PLAN OF DISTRIBUTION

We have entered into a Sales Agreement with Baird under which we may offer and sell shares of our common stock having an aggregate gross sales price of up to $30,000,000 from time to time through Baird, acting as sales agent. The Sales Agreement will be filed as an exhibit to a report filed under the Exchange Act and incorporated by reference in this prospectus supplement. Sales of our common stock, if any, under this prospectus supplement and the accompanying prospectus may be made in negotiated transactions or transactions that are deemed to be “at the market” offerings as defined in Rule 415 under the Securities Act, including sales made directly on the Nasdaq or sales made to or through a market maker other than on an exchange. Under the terms of the Sales Agreement, we also may sell shares to Baird as principal for its own account, at a price agreed upon at the time of sale. If we sell shares to Baird as principal, we will enter into a separate agreement with Baird, setting forth the terms of such transaction, and will describe any such agreement in a separate prospectus supplement or pricing supplement.

As our sales agent, Baird will not engage in any transactions that stabilize the price of our common stock.

Upon its acceptance of a placement notice from us, Baird will use its commercially reasonable efforts, consistent with its customary trading and sales practices, to solicit offers to purchase our common stock under the terms and subject to the conditions set forth in the Sales Agreement and such placement notice. The placement notice that we deliver will set forth the number of shares to be issued, the time period during which sales are requested to be made, any limitation on the number of shares that may be sold in any one day and the minimum price below which sales may not be made. We or Baird may suspend the offering of our common stock upon proper notice and subject to other conditions.

Baird will provide written confirmation to us no later than the opening of the trading day following the trading day on which shares of our common stock were sold under the equity distribution agreements. Each confirmation will include the number of shares of our common stock sold on the preceding day, the net proceeds to us and the compensation payable by us to Baird in connection with the sales.

We will pay Baird commissions for its services in acting as sales agent and/or principal in the sale of our common stock. Baird will be entitled to compensation of up to 2.0% of the gross sales price of all of our common stock sold through it under the Sales Agreement. We estimate that the total expenses for the offering, excluding compensation payable to Baird under the terms of the Sales Agreement, will be approximately $250,000.

In connection with the sale of our common stock on our behalf, Baird may be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation paid to Baird may be deemed to be underwriting commissions and discounts. We have agreed to indemnify Baird against specified liabilities, including liabilities under the Securities Act, or to contribute to payments that the sales agent may be required to make because of those liabilities.

Settlement of sales of our common stock will occur on the second trading day following the date on which any sales are made, or on some other date that is agreed upon by us and Baird in connection with a particular transaction, in return for payment of the net proceeds to us. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

Sales of shares of our common stock as contemplated by this prospectus supplement will be settled through the facilities of The Depository Trust Company or by such other means as we and Baird may agree upon.

We will report at least quarterly the number of shares of our common stock sold through the sales agent under the Sales Agreement, the net proceeds to us and the compensation paid by us to Baird in connection with the sales of our common stock.

The offering of our common stock pursuant to the equity distribution agreements will terminate upon the earlier of (1) the sale of our common stock having an aggregate offering price of $30,000,000 pursuant to this offering and (2) the termination of the Sales Agreement. The Sales Agreement may be terminated by the sales agent or us at any time upon three days prior written notice.

Baird and its affiliates have engaged in, and may in the future engage in, investment banking, lending and other commercial dealings in the ordinary course of business with us or our affiliates. Baird has received, or may in the future receive, customary fees and commissions for these transactions. In addition, in the ordinary course of Baird’s business activities, the sales agent and its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. Baird and its affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that it acquires, long and/or short positions in such securities and instruments.

LEGAL MATTERS

Certain legal matters will be passed upon for us by Latham & Watkins LLP, and for the sales agent by Clifford Chance US LLP.

EXPERTS

The consolidated financial statements and the related financial statement schedules of Griffin Industrial Realty, Inc. as of November 30, 2017 and 2016 and for each of the years in the three-year period ended November 30, 2017 and the effectiveness of internal control over financial reporting as of November 30, 2017 incorporated in this Prospectus by reference from the Griffin Industrial Realty, Inc. Annual Report on Form 10-K for the year ended November 30, 2017 have been audited by RSM US LLP, an independent registered public accounting firm, as stated in their reports thereon, incorporated herein by reference, and has been incorporated in this Prospectus and Registration Statement in reliance upon such reports and upon the authority of such firm as experts in accounting and auditing.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with the SEC, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is an important part of this prospectus supplement and the accompanying prospectus. The incorporated documents contain significant information about us, our business and our finances. Any statement contained in a document that is incorporated by reference in this prospectus supplement and the accompanying prospectus is automatically updated and superseded if information contained in this prospectus supplement and the accompanying prospectus, or information that we later file with the SEC, modifies or replaces this information. We incorporate by reference the following documents we filed with the SEC:

•                                         our Annual Report on Form 10-K for the year fiscal ended November 30, 2017, filed with the SEC on February 8, 2018;

•                                         the information specifically incorporated by reference into our Annual Report on Form 10-K from our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 9, 2018;

•                                         our Quarterly Report on Form 10-Q for the quarter ended February 28, 2018, filed with the SEC on April 9, 2018;

•                                         our Current Reports on Form 8-K filed with the SEC on January 31, 2018 and April 2, 2018;

•                                         the description of our common stock contained in the fourth amendment to our Report on Form 10-12G, dated June 13,1997, filed with the SEC on June 13, 1997 and any amendment or report filed with the SEC for the purpose of updating the description; and

•                                         all documents filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement and prior to the termination of the offering of the underlying securities.

To the extent that any information contained in any current report on Form 8-K, or any exhibit thereto, was furnished to, rather than filed with, the SEC, such information or exhibit is specifically not incorporated by reference in this prospectus supplement and the accompanying prospectus.

We will provide without charge to each person, including any beneficial owner, to whom this prospectus supplement and the accompanying prospectus is delivered, on written or oral request of that person, a copy of any or all of the documents we are incorporating by reference into this prospectus supplement and the accompanying prospectus, other than exhibits to those documents unless those exhibits are specifically incorporated by reference into those documents. A written request should be addressed to Griffin Industrial Realty, Inc., 641 Lexington Avenue, New York, New York, Attention: Michael Gamzon or by telephone at (212) 218-7910.

PROSPECTUS

GRIFFIN INDUSTRIAL REALTY, INC.

$50,000,000

Common Stock

Preferred Stock

Debt Securities

Depositary Shares

Warrants

Units

We may offer and sell up to $50,000,000 in the aggregate of the securities identified above from time to time in one or more offerings. This prospectus provides you with a general description of the securities.

Each time we offer and sell securities, we will provide a supplement to this prospectus that contains specific information about the offering and the amounts, prices and terms of the securities.  The supplement may also add, update or change information contained in this prospectus with respect to that offering.  You should carefully read this prospectus and the applicable prospectus supplement before you invest in any of our securities.

We may offer and sell the securities described in this prospectus and any prospectus supplement to or through one or more underwriters, dealers and agents, or directly to purchasers, or through a combination of these methods.    If any underwriters, dealers or agents are involved in the sale of any of the securities, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement.  See the sections of this prospectus entitled “About this Prospectus” and “Plan of Distribution” for more information.  No securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such securities.

INVESTING IN OUR SECURITIES INVOLVES RISKS.  SEE THE “RISK FACTORS” ON PAGE 5 OF THIS PROSPECTUS AND ANY SIMILAR SECTION CONTAINED IN THE APPLICABLE PROSPECTUS SUPPLEMENT CONCERNING FACTORS YOU SHOULD CONSIDER BEFORE INVESTING IN OUR SECURITIES.

Our common stock is listed on the Nasdaq Global Market under the symbol “GRIF.” On April 10, 2018, the last reported sale price of our common stock on the Nasdaq Global Market was $37.86 per share.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus.  Any representation to the contrary is a criminal offense.

The date of this prospectus is April 25, 2018.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission, or the SEC, using a “shelf” registration process.  By using a shelf registration statement, we may sell securities from time to time and in one or more offerings up to a total dollar amount of $50,000,000 as described in this prospectus.  Each time that we offer and sell securities, we will provide a prospectus supplement to this prospectus that contains specific information about the securities being offered and sold and the specific terms of that offering.  We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings.  The prospectus supplement or free writing prospectus may also add, update or change information contained in this prospectus with respect to that offering.  If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement or free writing prospectus, you should rely on the prospectus supplement or free writing prospectus, as applicable.  Before purchasing any securities, you should carefully read both this prospectus and the applicable prospectus supplement (and any applicable free writing prospectuses), together with the additional information described under the heading “Where You Can Find More Information; Incorporation by Reference.”

We have not authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus, any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you.  We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you.  We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.  You should assume that the information appearing in this prospectus and the applicable prospectus supplement to this prospectus is accurate only as of the date on its respective cover, that the information appearing in any applicable free writing prospectus is accurate only as of the date of that free writing prospectus, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise.  Our business, financial condition, results of operations and prospects may have changed since those dates.  This prospectus incorporates by reference, and any prospectus supplement or free writing prospectus may contain and incorporate by reference, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information.  Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information.  In addition, the market and industry data and forecasts that may be included or incorporated by reference in this prospectus, any prospectus supplement or any applicable free writing prospectus may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus, the applicable prospectus supplement and any applicable free writing prospectus, and under similar headings in other documents that are incorporated by reference into this prospectus.  Accordingly, investors should not place undue reliance on this information.

When we refer to “Griffin,” “we,” “our,” “us” and the “Company” in this prospectus, we mean Griffin Industrial Realty, Inc., and its consolidated subsidiaries, unless otherwise specified.  When we refer to “you,” we mean the potential holders of the applicable series of securities.

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE

Available Information

We file reports, proxy statements and other information with the SEC.  Information filed with the SEC by us can be inspected and copied at the Public Reference Room maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549.  You may also obtain copies of this information by mail from the Public Reference Room of the SEC at prescribed rates.  Further information on the operation of the SEC’s Public Reference Room in Washington, D.C. can be obtained by calling the SEC at 1-800-SEC-0330.  The SEC also maintains a web site that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC.  The address of that website is http://www.sec.gov.

Our web site address is http://www.griffinindustrial.com/ . The information on our web site, however, is not, and should not be deemed to be, a part of this prospectus.

This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement.  The full registration statement may be obtained from the SEC or us, as provided below.  Forms of the indenture and other documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement or documents incorporated by reference in the registration statement.  Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers.  You should refer to the actual documents for a more complete description of the relevant matters.  You may inspect a copy of the registration statement at the SEC’s Public Reference Room in Washington, D.C. or through the SEC’s website, as provided above.

Incorporation by Reference

The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC.  The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information.  Any statement contained in this prospectus or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or a subsequently filed document incorporated by reference modifies or replaces that statement.

This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC:

•                  Our Annual Report on Form 10-K for the fiscal year ended November 30, 2017, filed with the SEC on February 8, 2018;

•                  The information specifically incorporated by reference into our Annual Report on Form 10-K from our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 9, 2018;

•                  Our Quarterly Report on Form 10-Q for the fiscal quarter ended February 28, 2018, filed with the SEC on April 9, 2018;

•                  Our Current Reports on Form 8-K filed with the SEC on January 31, 2018 and April 2, 2018;

•                  The description of our Common Stock contained in the fourth amendment to our Report on Form 10-12G, dated June 13,1997, filed with the SEC on June 13, 1997 and any amendment or report filed with the SEC for the purpose of updating the description;

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, which we refer to as the “Exchange Act” in this prospectus, prior to the termination of this offering, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.

You may request a free copy of any of the documents incorporated by reference in this prospectus by writing or telephoning us at the following address:

GRIFFIN INDUSTRIAL REALTY, INC.

Attn: Corporate Secretary

641 Lexington Avenue,

New York, New York 10022

(212) 218-7910

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus or any accompanying prospectus supplement.

THE COMPANY

We are a real estate business principally engaged in developing, managing and leasing industrial/warehouse properties, and to a lesser extent, office/flex properties. We seek to add to our property portfolio through the acquisition and development of land or the purchase of buildings in select markets we target. Periodically, we may sell certain portions of our undeveloped land that we have owned for an extended time period and the use of which is not consistent with our core development and leasing strategy. Prior to May 13, 2015, we were known as Griffin Land & Nurseries, Inc. On May 13, 2015, we changed our name to better reflect our ongoing real estate business and focus on industrial/warehouse properties after the sale in fiscal 2014 of the landscape nursery business that we had operated through our wholly owned subsidiary, Imperial Nurseries, Inc.

We filed our certificate of incorporation with the Secretary of State of Delaware on March 10, 1970.

Our principal executive offices are located at 641 Lexington Avenue, New York, New York 10022, and our telephone number is 212-218-7910.

RISK FACTORS

Investment in any securities offered pursuant to this prospectus and the applicable prospectus supplement involves risks.  You should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K we file after the date of this prospectus, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in the applicable prospectus supplement and any applicable free writing prospectus before acquiring any of such securities.  The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of the securities for real estate acquisitions and investments consistent with our strategies, repayment of debt and general corporate purposes, or as otherwise set forth in any applicable prospectus supplement.

RATIO OF EARNINGS TO FIXED CHARGES AND PREFERRED SHARE DIVIDENDS

The following table sets forth the historical ratios of earnings to fixed charges and preferred share dividends for Griffin and its consolidated subsidiaries for the periods indicated.

	For the three month period ended February 28,	Year Ended November 30,
	2018	2017	2016	2015	2014	2013

Ratio of earnings (loss) to fixed charges (1)	0.40 (1)	2.25	1.23 (1)	1.02	0.60	1.73

(1)         Fixed charges exceeded earnings by approximately $1.7 million for the fiscal year ended November 30, 2014 and by approximately $0.9 million for the three months ended February 28, 2018.

For the periods indicated above, we have no outstanding shares of preferred stock with required dividend payments. Therefore, the ratios of earnings to combined fixed charges and preferred stock dividends are identical to the ratios presented in the table above.

DESCRIPTION OF CAPITAL STOCK

The following description of our capital stock is not complete and may not contain all the information you should consider before investing in our capital stock.  This description is summarized from, and qualified in its entirety by reference to, our certificate of incorporation, which has been publicly filed with the SEC.  See “Where You Can Find More Information; Incorporation by Reference.”

Our authorized capital stock consists of 10,000,000 shares of common stock, par value $0.01 per share, and 5,000,000 shares of preferred stock, par value $0.01 per share.

Common Stock

The holders of our common stock are entitled to one vote per share on all matters to be voted upon by the stockholders. Subject to preferences that may be applicable to any of our outstanding preferred stock, the holders of our common stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by the Board of Directors out of funds legally available for that purpose. Please see “Description of Capital Stock — Dividend.” In the event of a liquidation, dissolution or winding up of the Company, the holders of our common stock are entitled to share ratably in all assets remaining after payment of liabilities, subject to prior distribution rights of our preferred stock, if any, then outstanding. Our common stock has no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to our common stock. All shares of our common stock registered hereby will be fully paid and nonassessable.

Preferred Stock

The Board of Directors, without further stockholder authorization, is authorized to issue, from time to time, our preferred stock in one or more series, to establish the number of shares to be included in any such series and to fix the designations, powers, preferences and rights of the shares of each such series and any qualifications, limitations or restrictions thereof, including dividend rights and preferences over dividends on our common stock, conversion rights, voting rights, redemption rights, the terms of any sinking fund therefor and rights upon liquidation. The ability of our Board of Directors to issue preferred stock , while providing flexibility in connection with financing, acquisitions and other corporate purposes, could have the effect of discouraging, deferring or preventing a change in control of Griffin or an unsolicited acquisition proposal, since the issuance of our preferred stock could be used to dilute the share ownership of a person or entity seeking to obtain control of Griffin. In powers and rights of the shares of any such series of our preferred stock, it may afford the holders of any preferred stock preferences, powers and rights (including voting rights) senior to the rights of the holders of our common stock, which could adversely affect the rights of holders of our common stock.

Transfer Agent

The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company, LLC.

Dividend

Griffin’s dividend policy is to consider the payment of an annual dividend at the end of its fiscal year, which enables the Board of Directors to evaluate both Griffin’s prior full year results and its cash needs for the succeeding year when determining whether to declare an annual dividend. In fiscal 2017 and fiscal 2016, Griffin declared an annual dividend of $0.40 and $0.30 per share, respectively.

Anti-Takeover Effects of Delaware Law

We are subject to the provisions of Section 203 of the Delaware General Corporation Law.  Under Section 203, we would generally be prohibited from engaging in any business combination with any interested stockholder for a period of three years following the time that this stockholder became an interested stockholder unless:

•                  prior to this time, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

•                  upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding shares owned by persons who are directors and also officers, and by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•                  at or subsequent to such time, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

Under Section 203, a “business combination” includes:

•                  any merger or consolidation involving the corporation and the interested stockholder;

•                  any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;

•                  any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder, subject to limited exceptions;

•                  any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or

•                  the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 203 defines an interested stockholder as an entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by such entity or person.

DESCRIPTION OF DEBT SECURITIES

The following description, together with the additional information we include in any applicable prospectus supplement or free writing prospectus, summarizes certain general terms and provisions of the debt securities that we may offer under this prospectus.  When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a supplement to this prospectus.  We will also indicate in the supplement to what extent the general terms and provisions described in this prospectus apply to a particular series of debt securities.

We may issue debt securities either separately, or together with, or upon the conversion or exercise of or in exchange for, other securities described in this prospectus.  Debt securities may be our senior, senior subordinated or subordinated obligations and, unless otherwise specified in a supplement to this prospectus, the debt securities will be our direct, unsecured obligations and may be issued in one or more series.

The debt securities will be issued under an indenture between us and a trustee, named in the prospectus supplement.  We have summarized select portions of the indenture below.  The summary is not complete.  The form of the indenture has been filed as an exhibit to the registration statement and you should read the indenture for provisions that may be important to you.  In the summary below, we have included references to the section numbers of the indenture so that you can easily locate these provisions.  Capitalized terms used in the summary and not defined herein have the meanings specified in the indenture.

As used in this section only, “Griffin,” “we,” “our” or “us” refer to Griffin Industrial Realty, Inc. excluding our subsidiaries, unless expressly stated or the context otherwise requires.

General

The terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors and set forth or determined in the manner provided in a resolution of our board of directors, in an officer’s certificate or by a supplemental indenture.  (Section 2.2)  The particular terms of each series of debt securities will be described in a prospectus supplement relating to such series (including any pricing supplement or term sheet).

We can issue an unlimited amount of debt securities under the indenture that may be in one or more series with the same or various maturities, at par, at a premium, or at a discount.  (Section 2.1)  We will set forth in a prospectus supplement (including any pricing supplement or term sheet) relating to any series of debt securities being offered, the aggregate principal amount and the following terms of the debt securities, if applicable:

•                  the title and ranking of the debt securities (including the terms of any subordination provisions);

•                  the price or prices (expressed as a percentage of the principal amount) at which we will sell the debt securities;

•                  any limit on the aggregate principal amount of the debt securities;

•                  the date or dates on which the principal of the securities of the series is payable;

•                  the rate or rates (which may be fixed or variable) per annum or the method used to determine the rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which the debt securities will bear interest, the date or dates from which interest will accrue, the date or dates on which interest will commence and be payable and any regular record date for the interest payable on any interest payment date;

•                  the place or places where principal of, and interest, if any, on the debt securities will be payable (and the method of such payment), where the securities of such series may be surrendered for registration of transfer or exchange, and where notices and demands to us in respect of the debt securities may be delivered;

•                  the period or periods within which, the price or prices at which and the terms and conditions upon which we may redeem the debt securities;

•                  any obligation we have to redeem or purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities and the period or periods within which, the price or prices at which and in the terms and conditions upon which securities of the series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

•                  the dates on which and the price or prices at which we will repurchase debt securities at the option of the holders of debt securities and other detailed terms and provisions of these repurchase obligations;

•                  the denominations in which the debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;

•                  whether the debt securities will be issued in the form of certificated debt securities or global debt securities;

•                  the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;

•                  the currency of denomination of the debt securities, which may be United States Dollars or any foreign currency, and if such currency of denomination is a composite currency, the agency or organization, if any, responsible for overseeing such composite currency;

•                  the designation of the currency, currencies or currency units in which payment of principal of, premium and interest on the debt securities will be made;

•                  if payments of principal of, premium or interest on the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to these payments will be determined;

•                  the manner in which the amounts of payment of principal of, premium, if any, or interest on the debt securities will be determined, if these amounts may be determined by reference to an index based on a currency or currencies or by reference to a commodity, commodity index, stock exchange index or financial index;

•                  any provisions relating to any security provided for the debt securities;

•                  any addition to, deletion of or change in the Events of Default described in this prospectus or in the indenture with respect to the debt securities and any change in the acceleration provisions described in this prospectus or in the indenture with respect to the debt securities;

•                  any addition to, deletion of or change in the covenants described in this prospectus or in the indenture with respect to the debt securities;

•                  any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities;

•                  the provisions, if any, relating to conversion or exchange of any debt securities of such series, including if applicable, the conversion or exchange price and period, provisions as to whether conversion or exchange will be mandatory, the events requiring an adjustment of the conversion or exchange price and provisions affecting conversion or exchange;

•                  any other terms of the debt securities, which may supplement, modify or delete any provision of the indenture as it applies to that series, including any terms that may be required under applicable law or regulations or advisable in connection with the marketing of the securities; and

•                  whether any of our direct or indirect subsidiaries will guarantee the debt securities of that series, including the terms of subordination, if any, of such guarantees.  (Section 2.2)

We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture.  We will provide you with information on the federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.

If we denominate the purchase price of any of the debt securities in a foreign currency or currencies or a foreign currency unit or units, or if the principal of and any premium and interest on any series of debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, we will provide you with information on the restrictions, elections, general tax considerations, specific terms and other information with respect to that issue of debt securities and such foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

Transfer and Exchange

Each debt security will be represented by either one or more global securities registered in the name of The Depository Trust Company, or the Depositary, or a nominee of the Depositary (we will refer to any debt security represented by a global debt security as a “book-entry debt security”), or a certificate issued in definitive registered form (we will refer to any debt security represented by a certificated security as a “certificated debt security”) as set forth in the applicable prospectus supplement.  Except as set forth under the heading “Global Debt Securities and Book-Entry System” below, book-entry debt securities will not be issuable in certificated form.

Certificated Debt Securities.  You may transfer or exchange certificated debt securities at any office we maintain for this purpose in accordance with the terms of the indenture.  (Section 2.4)  No service charge will be made for any transfer or exchange of certificated debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange.  (Section 2.7)

You may effect the transfer of certificated debt securities and the right to receive the principal of, premium and interest on certificated debt securities only by surrendering the certificate representing those certificated debt securities and either reissuance by us or the trustee of the certificate to the new holder or the issuance by us or the trustee of a new certificate to the new holder.

Global Debt Securities and Book-Entry System.  Each global debt security representing book-entry debt securities will be deposited with, or on behalf of, the Depositary, and registered in the name of the Depositary or a nominee of the Depositary.  Please see “Global Securities.”

Covenants

We will set forth in the applicable prospectus supplement any restrictive covenants applicable to any issue of debt securities.  (Article IV)

No Protection in the Event of a Change of Control

Unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions which may afford holders of the debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control) which could adversely affect holders of debt securities.

Consolidation, Merger and Sale of Assets

We may not consolidate with or merge with or into, or convey, transfer or lease all or substantially all of our properties and assets to any person (a “successor person”) unless:

•                  we are the surviving corporation or the successor person (if other than Griffin) is a corporation organized and validly existing under the laws of any U.S. domestic jurisdiction and expressly assumes our obligations on the debt securities and under the indenture; and

•                  immediately after giving effect to the transaction, no Default or Event of Default, shall have occurred and be continuing.

Notwithstanding the above, any of our subsidiaries may consolidate with, merge into or transfer all or part of its properties to us.  (Section 5.1)

Events of Default

“Event of Default” means with respect to any series of debt securities, any of the following:

•                  default in the payment of any interest upon any debt security of that series when it becomes due and payable, and continuance of such default for a period of 30 days (unless the entire amount of the payment is deposited by us with the trustee or with a paying agent prior to the expiration of the 30-day period);

•                  default in the payment of principal of any security of that series at its maturity;

•                  default in the performance or breach of any other covenant or warranty by us in the indenture (other than a covenant or warranty that has been included in the indenture solely for the benefit of a series of debt securities other than that series), which default continues uncured for a period of 60 days after we receive written notice from the trustee or Griffin and the trustee receive written notice from the holders of not less than 25% in principal amount of the outstanding debt securities of that series as provided in the indenture;

•                  certain voluntary or involuntary events of bankruptcy, insolvency or reorganization of Griffin;

•                  any other Event of Default provided with respect to debt securities of that series that is described in the applicable prospectus supplement.  (Section 6.1)

No Event of Default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an Event of Default with respect to any other series of debt securities.  (Section 6.1)  The occurrence of certain Events of Default or an acceleration under the indenture may constitute an event of default under certain indebtedness of ours or our subsidiaries outstanding from time to time.

We will provide the trustee written notice of any Default or Event of Default within 30 days of becoming aware of the occurrence of such Default or Event of Default, which notice will describe in reasonable detail the status of such Default or Event of Default and what action we are taking or propose to take in respect thereof.  (Section 6.1)

If an Event of Default with respect to debt securities of any series at the time outstanding occurs and is continuing, then the trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of that series may, by a notice in writing to us (and to the trustee if given by the holders), declare to be due and payable immediately the principal of (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) and accrued and unpaid interest, if any, on all debt securities of that series.  In the case of an Event of Default resulting from certain events of bankruptcy, insolvency or reorganization, the principal (or such specified amount) of and accrued and unpaid interest, if any, on all outstanding debt securities will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of outstanding debt securities.  At any time after a declaration of acceleration with respect to debt securities of any series has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in principal amount of the outstanding debt securities of that series may rescind and annul the acceleration if all Events of Default, other than the non-payment of accelerated principal and interest, if any, with respect to debt securities of that series, have been cured or waived as provided in the indenture.  (Section 6.2)  We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an Event of Default.

The indenture provides that the trustee may refuse to perform any duty or exercise any of its rights or powers under the indenture unless the trustee receives indemnity satisfactory to it against any cost, liability or expense which might be incurred by it in performing such duty or exercising such right or power.  (Section 7.1(e))  Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series.  (Section 6.12)

No holder of any debt security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless:

•                  that holder has previously given to the trustee written notice of a continuing Event of Default with respect to debt securities of that series; and

•                  the holders of not less than 25% in principal amount of the outstanding debt securities of that series have made written request, and offered indemnity or security satisfactory to the trustee, to the trustee to institute the proceeding as trustee, and the trustee has not received from the holders of not less than a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with that request and has failed to institute the proceeding within 60 days.  (Section 6.7)

Notwithstanding any other provision in the indenture, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of, premium and any interest on that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of payment.  (Section 6.8)

The indenture requires us, within 120 days after the end of our fiscal year, to furnish to the trustee a statement as to compliance with the indenture.  (Section 4.3)  If a Default or Event of Default occurs and is continuing with respect to the securities of any series and if it is known to a responsible officer of the trustee, the trustee shall mail to each Securityholder of the securities of that series notice of a Default or Event of Default within 90 days after it occurs or, if later, after a responsible officer of the trustee has knowledge of such Default or Event of Default.  The indenture provides that the trustee may withhold notice to the holders of debt securities of any series of any Default or Event of Default (except in payment on any debt securities of that series) with respect to debt securities of that series if the trustee determines in good faith that withholding notice is in the interest of the holders of those debt securities.  (Section 7.5)

Modification and Waiver

We and the trustee may modify, amend or supplement the indenture or the debt securities of any series without the consent of any holder of any debt security:

•                  to cure any ambiguity, defect or inconsistency;

•                  to comply with covenants in the indenture described above under the heading “Consolidation, Merger and Sale of Assets”;

•                  to provide for uncertificated securities in addition to or in place of certificated securities;

•                  to add guarantees with respect to debt securities of any series or secure debt securities of any series;

•                  to surrender any of our rights or powers under the indenture;

•                  to add covenants or events of default for the benefit of the holders of debt securities of any series;

•                  to comply with the applicable procedures of the applicable depositary;

•                  to make any change that does not adversely affect the rights of any holder of debt securities;

•                  to provide for the issuance of and establish the form and terms and conditions of debt securities of any series as permitted by the indenture;

•                  to effect the appointment of a successor trustee with respect to the debt securities of any series and to add to or change any of the provisions of the indenture to provide for or facilitate administration by more than one trustee; or

•                  to comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act.  (Section 9.1)

We may also modify and amend the indenture with the consent of the holders of at least a majority in principal amount of the outstanding debt securities of each series affected by the modifications or amendments.  We may not make any modification or amendment without the consent of the holders of each affected debt security then outstanding if that amendment will:

•                  reduce the amount of debt securities whose holders must consent to an amendment, supplement or waiver;

•                  reduce the rate of or extend the time for payment of interest (including default interest) on any debt security;

•                  reduce the principal of or premium on or change the fixed maturity of any debt security or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation with respect to any series of debt securities;

•                  reduce the principal amount of discount securities payable upon acceleration of maturity;

•                  waive a default in the payment of the principal of, premium or interest on any debt security (except a rescission of acceleration of the debt securities of any series by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of that series and a waiver of the payment default that resulted from such acceleration);

•                  make the principal of or premium or interest on any debt security payable in currency other than that stated in the debt security;

•                  make any change to certain provisions of the indenture relating to, among other things, the right of holders of debt securities to receive payment of the principal of, premium and interest on those debt securities and to institute suit for the enforcement of any such payment and to waivers or amendments; or

•                  waive a redemption payment with respect to any debt security.  (Section 9.3)

Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all debt securities of that series waive our compliance with provisions of the indenture.  (Section 9.2) The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all the debt securities of such series waive any past default under the indenture with respect to that series and its consequences, except a default in the payment of the principal of, premium or any interest on any debt security of that series; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration.  (Section 6.13)

Defeasance of Debt Securities and Certain Covenants in Certain Circumstances

Legal Defeasance.  The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, we may be discharged from any and all obligations in respect of the debt securities of any series (subject to certain exceptions).  We will be so discharged upon the irrevocable deposit with the trustee, in trust, of money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. Dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money or U.S. government obligations in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities.

This discharge may occur only if, among other things, we have delivered to the trustee an opinion of counsel stating that we have received from, or there has been published by, the United States Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred.  (Section 8.3)

Defeasance of Certain Covenants.  The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, upon compliance with certain conditions:

•                  we may omit to comply with the covenant described under the heading “Consolidation, Merger and Sale of Assets” and certain other covenants set forth in the indenture, as well as any additional covenants which may be set forth in the applicable prospectus supplement; and

•                  any omission to comply with those covenants will not constitute a Default or an Event of Default with respect to the debt securities of that series (“covenant defeasance”).

The conditions include:

•                  depositing with the trustee money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. Dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal of, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities; and

•                  delivering to the trustee an opinion of counsel to the effect that we have received from, or there has been published by, the United States Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit and related covenant defeasance and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit and related covenant defeasance had not occurred.  (Section 8.4)

No Personal Liability of Directors, Officers, Employees or Stockholders

None of our past, present or future directors, officers, employees or stockholders, as such, will have any liability for any of our obligations under the debt securities or the indenture or for any claim based on, or in respect or by reason of, such obligations or their creation.  By accepting a debt security, each holder waives and releases all such liability.  This waiver and release is part of the consideration for the issue of the debt securities.  However, this waiver and release may not be effective to waive liabilities under U.S. federal securities laws, and it is the view of the SEC that such a waiver is against public policy.

Governing Law

The indenture and the debt securities, including any claim or controversy arising out of or relating to the indenture or the securities, will be governed by the laws of the State of New York.

The indenture will provide that we, the trustee and the holders of the debt securities (by their acceptance of the debt securities) irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to the indenture, the debt securities or the transactions contemplated thereby.

The indenture will provide that any legal suit, action or proceeding arising out of or based upon the indenture or the transactions contemplated thereby may be instituted in the federal courts of the United States of America located in the City of New York or the courts of the State of New York in each case located in the City of New York, and we, the trustee and the holder of the debt securities (by their acceptance of the debt securities) irrevocably submit to the non-exclusive jurisdiction of such courts in any such suit, action or proceeding.  The indenture will further provide that service of any process, summons, notice or document by mail (to the extent allowed under any applicable statute or rule of court) to such party’s address set forth in the indenture will be effective service of process for any suit, action or other proceeding brought in any such court.  The indenture will further provide that we, the trustee and the holders of the debt securities (by their acceptance of the debt securities) irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the courts specified above and irrevocably and unconditionally waive and agree not to plead or claim any such suit, action or other proceeding has been brought in an inconvenient forum. (Section 10.10)

DESCRIPTION OF DEPOSITARY SHARES

We may, at our option, elect to offer depositary shares rather than full shares of preferred stock.  Each depositary share will represent ownership of and entitlement to all rights and preferences of a fraction of a share of preferred stock of a specified series (including dividend, voting, redemption and liquidation rights).  The applicable fraction will be specified in a prospectus supplement.  The shares of preferred stock represented by the depositary shares will be deposited with a depositary named in the applicable prospectus supplement, under a deposit agreement among us, the depositary and the holders of the certificates evidencing depositary shares, or depositary receipts.  Depositary receipts will be delivered to those persons purchasing depositary shares in the offering.  The depositary will be the transfer agent, registrar and dividend disbursing agent for the depositary shares.  Holders of depositary receipts agree to be bound by the deposit agreement, which requires holders to take certain actions such as filing proof of residence and paying certain charges.

The summary of the terms of the depositary shares contained in this prospectus does not purport to be complete and is subject to, and qualified in its entirety by, the provisions of the deposit agreement and our certificate of incorporation and the certificate of designation that are, or will be, filed with the SEC for the applicable series of preferred stock.

Dividends

The depositary will distribute all cash dividends or other cash distributions received in respect of the series of preferred stock represented by the depositary shares to the record holders of depositary receipts in proportion to the number of depositary shares owned by such holders on the relevant record date, which will be the same date as the record date fixed by us for the applicable series of preferred stock.  The depositary, however, will distribute only such amount as can be distributed without attributing to any depositary share a fraction of one cent, and any balance not so distributed will be added to and treated as part of the next sum received by the depositary for distribution to record holders of depositary receipts then outstanding.

In the event of a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary receipts entitled thereto, in proportion, as nearly as may be practicable, to the number of depositary shares owned by such holders on the relevant record date, unless the depositary determines (after consultation with us) that it is not feasible to make such distribution, in which case the depositary may (with our approval) adopt any other method for such distribution as it deems equitable and appropriate, including the sale of such property (at such place or places and upon such terms as it may deem equitable and appropriate) and distribution of the net proceeds from such sale to such holders.

Liquidation Preference

In the event of the liquidation, dissolution or winding up of the affairs of Griffin, whether voluntary or involuntary, the holders of each depositary share will be entitled to the fraction of the liquidation preference accorded each share of the applicable series of preferred stock as set forth in the applicable prospectus supplement.

Redemption

If the series of preferred stock represented by the applicable series of depositary shares is redeemable, such depositary shares will be redeemed from the proceeds received by the depositary resulting from the redemption, in whole or in part, of the preferred stock held by the depositary.  Whenever we redeem any preferred stock held by the depositary, the depositary will redeem as of the same redemption date the number of depositary shares representing the shares of preferred stock so redeemed.  The depositary will mail the notice of redemption promptly upon receipt of such notice from us and not less than 30 nor more than 60 days prior to the date fixed for redemption of the preferred stock and the depositary shares to the record holders of the depositary receipts.

Voting

Promptly upon receipt of notice of any meeting at which the holders of the series of preferred stock represented by the applicable series of depositary shares are entitled to vote, the depositary will mail the information contained in such notice of meeting to the record holders of the depositary receipts as of the record date for such meeting.  Each such record holder of depositary receipts will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the number of shares of preferred stock represented by such record holder’s depositary shares.  The depositary will endeavor, insofar as practicable, to vote such preferred stock represented by such depositary shares in accordance with such instructions, and we will agree to take all action which may be deemed necessary by the depositary in order to enable the depositary to do so.  The depositary will abstain from voting any of the preferred stock to the extent that it does not receive specific instructions from the holders of depositary receipts.

Withdrawal of Preferred Stock

Upon surrender of depositary receipts at the principal office of the depositary and payment of any unpaid amount due the depositary, and subject to the terms of the deposit agreement, the owner of the depositary shares evidenced thereby is entitled to delivery of the number of whole shares of preferred stock and all money and other property, if any, represented by such depositary shares.  Partial shares of preferred stock will not be issued.  If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole shares of preferred stock to be withdrawn, the depositary will deliver to such holder at the same time a new depositary receipt evidencing such excess number of depositary shares.  Holders of preferred stock thus withdrawn will not thereafter be entitled to deposit such shares under the deposit agreement or to receive depositary receipts evidencing depositary shares therefor.

Amendment and Termination of Deposit Agreement

The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may at any time and from time to time be amended by agreement between us and the depositary.  However, any amendment which materially and adversely alters the rights of the holders (other than any change in fees) of depositary shares will not be effective unless such amendment has been approved by at least a majority of the depositary shares then outstanding.  No such amendment may impair the right, subject to the terms of the deposit agreement, of any owner of any depositary shares to surrender the depositary receipt evidencing such depositary shares with instructions to the depositary to deliver to the holder of the preferred stock and all money and other property, if any, represented thereby, except in order to comply with mandatory provisions of applicable law.

The deposit agreement will be permitted to be terminated by us upon not less than 30 days prior written notice to the applicable depositary if a majority of each series of preferred stock affected by such termination consents to such termination, whereupon such depositary will be required to deliver or make available to each holder of depositary receipts, upon surrender of the depositary receipts held by such holder, such number of whole or fractional shares of preferred stock as are represented by the depositary shares evidenced by such depositary receipts together with any other property held by such depositary with respect to such depositary receipts.  In addition, the deposit agreement will automatically terminate if (a) all outstanding depositary shares thereunder shall have been redeemed, (b) there shall have been a final distribution in respect of the related preferred stock in connection with any liquidation, dissolution or winding-up of Griffin and such distribution shall have been distributed to the holders of depositary receipts evidencing the depositary shares representing such preferred stock or (c) each share of the related preferred stock shall have been converted into stock of Griffin not so represented by depositary shares.

Charges of Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements.  We will pay charges of the depositary in connection with the initial deposit of the preferred stock and initial issuance of the depositary shares, and redemption of the preferred stock and all withdrawals of preferred stock by owners of depositary shares.  Holders of depositary receipts will pay transfer, income and other taxes and governmental charges and certain other charges as are provided in the deposit agreement to be for their accounts.  In certain circumstances, the depositary may refuse to transfer depositary shares, may withhold dividends and distributions and sell the depositary shares evidenced by such depositary receipt if such charges are not paid.  The applicable prospectus supplement will include information with respect to fees and charges, if any, in connection with the deposit or substitution of the underlying securities, the receipt and distribution of dividends, the sale or exercise of rights, the withdrawal of the underlying security, and the transferring, splitting or grouping of receipts.  The applicable prospectus supplement will also include information with respect to the right to collect the fees and charges, if any, against dividends received and deposited securities.

Miscellaneous

The depositary will forward to the holders of depositary receipts all notices, reports and proxy soliciting material from us which are delivered to the depositary and which we are required to furnish to the holders of the preferred stock.  In addition, the depositary will make available for inspection by holders of depositary receipts at the principal office of the depositary, and at such other places as it may from time to time deem advisable, any notices, reports and proxy soliciting material received from us which are received by the depositary as the holder of preferred stock.  The applicable prospectus supplement will include information about the rights, if any, of holders of receipts to inspect the transfer books of the depositary and the list of holders of receipts.

Neither the depositary nor Griffin assumes any obligation or will be subject to any liability under the deposit agreement to holders of depositary receipts other than for its negligence or willful misconduct.  Neither the depositary nor Griffin will be liable if it is prevented or delayed by law or any circumstance beyond its control in performing its obligations under the deposit agreement.  The obligations of Griffin and the depositary under the deposit agreement will be limited to performance in good faith of their duties thereunder, and they will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless satisfactory indemnity is furnished.  Griffin and the depositary may rely on written advice of counsel or accountants, on information provided by holders of the depositary receipts or other persons believed in good faith to be competent to give such information and on documents believed to be genuine and to have been signed or presented by the proper party or parties.

In the event the depositary shall receive conflicting claims, requests or instructions from any holders of depositary receipts, on the one hand, and us, on the other hand, the depositary shall be entitled to act on such claims, requests or instructions received from us.

Resignation and Removal of Depositary

The depositary may resign at any time by delivering to us notice of its election to do so, and we may at any time remove the depositary, any such resignation or removal to take effect upon the appointment of a successor depositary and its acceptance of such appointment.  Such successor depositary must be appointed within 60 days after delivery of the notice for resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $150,000,000.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of shares of our common stock or preferred stock or of debt securities.  We may issue warrants independently or together with other securities, and the warrants may be attached to or separate from any offered securities.  Each series of warrants will be issued under a separate warrant agreement to be entered into between us and the investors or a warrant agent.  The following summary of material provisions of the warrants and warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement and warrant certificate applicable to a particular series of warrants.  The terms of any warrants offered under a prospectus supplement may differ from the terms described below.  We urge you to read the applicable prospectus supplement and any related free writing prospectus, as well as the complete warrant agreements and warrant certificates that contain the terms of the warrants.

The particular terms of any issue of warrants will be described in the prospectus supplement relating to the issue.  Those terms may include:

•                  the number of shares of common stock or preferred stock purchasable upon the exercise of warrants to purchase such shares and the price at which such number of shares may be purchased upon such exercise;

•                  the designation, stated value and terms (including, without limitation, liquidation, dividend, conversion and voting rights) of the series of preferred stock purchasable upon exercise of warrants to purchase preferred stock;

•                  the principal amount of debt securities that may be purchased upon exercise of a debt warrant and the exercise price for the warrants, which may be payable in cash, securities or other property;

•                  the date, if any, on and after which the warrants and the related debt securities, preferred stock or common stock will be separately transferable;

•                  the terms of any rights to redeem or call the warrants;

•                  the date on which the right to exercise the warrants will commence and the date on which the right will expire;

•                  United States Federal income tax consequences applicable to the warrants; and

•                  any additional terms of the warrants, including terms, procedures, and limitations relating to the exchange, exercise and settlement of the warrants.

Holders of equity warrants will not be entitled:

•                  to vote, consent or receive dividends;

•                  receive notice as stockholders with respect to any meeting of stockholders for the election of our directors or any other matter; or

•                  exercise any rights as stockholders of Griffin.

Each warrant will entitle its holder to purchase the principal amount of debt securities or the number of shares of preferred stock or common stock at the exercise price set forth in, or calculable as set forth in, the applicable prospectus supplement.  Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement.  After the close of business on the expiration date, unexercised warrants will become void.

A holder of warrant certificates may exchange them for new warrant certificates of different denominations, present them for registration of transfer and exercise them at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement.  Until any warrants to purchase debt securities are exercised, the holder of the warrants will not have any rights of holders of the debt securities that can be purchased upon exercise, including any rights to receive payments of principal, premium or interest on the underlying debt securities or to enforce covenants in the applicable indenture.  Until any warrants to purchase common stock or preferred stock are exercised, the holders of the warrants will not have any rights of holders of the underlying common stock or preferred stock, including any rights to receive dividends or payments upon any liquidation, dissolution or winding up on the common stock or preferred stock, if any.

DESCRIPTION OF UNITS

We may issue units consisting of any combination of the other types of securities offered under this prospectus in one or more series.  We may evidence each series of units by unit certificates that we will issue under a separate agreement.  We may enter into unit agreements with a unit agent.  Each unit agent will be a bank or trust company that we select.  We will indicate the name and address of the unit agent in the applicable prospectus supplement relating to a particular series of units.

The following description, together with the additional information included in any applicable prospectus supplement, summarizes the general features of the units that we may offer under this prospectus.  You should read any prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the series of units being offered, as well as the complete unit agreements that contain the terms of the units.  Specific unit agreements will contain additional important terms and provisions and we will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from another report that we file with the SEC, the form of each unit agreement relating to units offered under this prospectus.

If we offer any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable:

•                  the title of the series of units;

•                  identification and description of the separate constituent securities comprising the units;

•                  the price or prices at which the units will be issued;

•                  the date, if any, on and after which the constituent securities comprising the units will be separately transferable;

•                  a discussion of certain United States federal income tax considerations applicable to the units; and

•                  any other terms of the units and their constituent securities.

GLOBAL SECURITIES

Book-Entry, Delivery and Form

Unless we indicate differently in any applicable prospectus supplement or free writing prospectus, the securities initially will be issued in book-entry form and represented by one or more global notes or global securities, or, collectively, global securities.  The global securities will be deposited with, or on behalf of, The Depository Trust Company, New York, New York, as depositary, or DTC, and registered in the name of Cede & Co., the nominee of DTC.  Unless and until it is exchanged for individual certificates evidencing securities under the limited circumstances described below, a global security may not be transferred except as a whole by the depositary to its nominee or by the nominee to the depositary, or by the depositary or its nominee to a successor depositary or to a nominee of the successor depositary.

DTC has advised us that it is:

•                  a limited-purpose trust company organized under the New York Banking Law;

•                  a “banking organization” within the meaning of the New York Banking Law;

•                  a member of the Federal Reserve System;

•                  a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and

•                  a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.

DTC holds securities that its participants deposit with DTC.  DTC also facilitates the settlement among its participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, thereby eliminating the need for physical movement of securities certificates.  “Direct participants” in DTC include securities brokers and dealers, including underwriters, banks, trust companies, clearing corporations and other organizations.  DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation, or DTCC.  DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies.  DTCC is owned by the users of its regulated subsidiaries.  Access to the DTC system is also available to others, which we sometimes refer to as indirect participants, that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly.  The rules applicable to DTC and its participants are on file with the SEC.

Purchases of securities under the DTC system must be made by or through direct participants, which will receive a credit for the securities on DTC’s records.  The ownership interest of the actual purchaser of a security, which we sometimes refer to as a beneficial owner, is in turn recorded on the direct and indirect participants’ records.  Beneficial owners of securities will not receive written confirmation from DTC of their purchases.  However, beneficial owners are expected to receive written confirmations providing details of their transactions, as well as periodic statements of their holdings, from the direct or indirect participants through which they purchased securities.  Transfers of ownership interests in global securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners.  Beneficial owners will not receive certificates representing their ownership interests in the global securities, except under the limited circumstances described below.

To facilitate subsequent transfers, all global securities deposited by direct participants with DTC will be registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC.  The deposit of securities with DTC and their registration in the name of Cede & Co. or such other nominee will not change the beneficial ownership of the securities.  DTC has no knowledge of the actual beneficial owners of the securities.  DTC’s records reflect only the identity of the direct participants to whose accounts the securities are credited, which may or may not be the beneficial owners.  The participants are responsible for keeping account of their holdings on behalf of their customers.

So long as the securities are in book-entry form, you will receive payments and may transfer securities only through the facilities of the depositary and its direct and indirect participants.  We will maintain an office or agency in the location specified in the prospectus supplement for the applicable securities, where notices and demands in respect of the securities and the indenture may be delivered to us and where certificated securities may be surrendered for payment, registration of transfer or exchange.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any legal requirements in effect from time to time.

Redemption notices will be sent to DTC.  If less than all of the securities of a particular series are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in the securities of such series to be redeemed.

Neither DTC nor Cede & Co. (or such other DTC nominee) will consent or vote with respect to the securities.  Under its usual procedures, DTC will mail an omnibus proxy to us as soon as possible after the record date.  The omnibus proxy assigns the consenting or voting rights of Cede & Co. to those direct participants to whose accounts the securities of such series are credited on the record date, identified in a listing attached to the omnibus proxy.

So long as securities are in book-entry form, we will make payments on those securities to the depositary or its nominee, as the registered owner of such securities, by wire transfer of immediately available funds.  If securities are issued in definitive certificated form under the limited circumstances described below and unless if otherwise provided in the description of the applicable securities herein or in the applicable prospectus supplement, we will have the option of making payments by check mailed to the addresses of the persons entitled to payment or by wire transfer to bank accounts in the United States designated in writing to the applicable trustee or other designated party at least 15 days before the applicable payment date by the persons entitled to payment, unless a shorter period is satisfactory to the applicable trustee or other designated party.

Redemption proceeds, distributions and dividend payments on the securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC.  DTC’s practice is to credit direct participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us on the payment date in accordance with their respective holdings shown on DTC records.  Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in “street name.”  Those payments will be the responsibility of participants and not of DTC or us, subject to any statutory or regulatory requirements in effect from time to time.  Payment of redemption proceeds, distributions and dividend payments to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC, is our responsibility, disbursement of payments to direct participants is the responsibility of DTC, and disbursement of payments to the beneficial owners is the responsibility of direct and indirect participants.

Except under the limited circumstances described below, purchasers of securities will not be entitled to have securities registered in their names and will not receive physical delivery of securities.  Accordingly, each beneficial owner must rely on the procedures of DTC and its participants to exercise any rights under the securities and the indenture.

The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in definitive form.  Those laws may impair the ability to transfer or pledge beneficial interests in securities.

DTC may discontinue providing its services as securities depositary with respect to the securities at any time by giving reasonable notice to us.  Under such circumstances, in the event that a successor depositary is not obtained, securities certificates are required to be printed and delivered.

As noted above, beneficial owners of a particular series of securities generally will not receive certificates representing their ownership interests in those securities.  However, if:

•                  DTC notifies us that it is unwilling or unable to continue as a depositary for the global security or securities representing such series of securities or if DTC ceases to be a clearing agency registered under the Exchange Act at a time when it is required to be registered and a successor depositary is not appointed within 90 days of the notification to us or of our becoming aware of DTC’s ceasing to be so registered, as the case may be;

•                  we determine, in our sole discretion, not to have such securities represented by one or more global securities; or

•                  an Event of Default has occurred and is continuing with respect to such series of securities,

we will prepare and deliver certificates for such securities in exchange for beneficial interests in the global securities.  Any beneficial interest in a global security that is exchangeable under the circumstances described in the preceding sentence will be exchangeable for securities in definitive certificated form registered in the names that the depositary directs.  It is expected that these directions will be based upon directions received by the depositary from its participants with respect to ownership of beneficial interests in the global securities.

Euroclear and Clearstream

If so provided in the applicable prospectus supplement, you may hold interests in a global security through Clearstream Banking S.A., which we refer to as “Clearstream,” or Euroclear Bank S.A./N.V., as operator of the Euroclear System, which we refer to as “Euroclear,” either directly if you are a participant in Clearstream or Euroclear or indirectly through organizations which are participants in Clearstream or Euroclear.  Clearstream and Euroclear will hold interests on behalf of their respective participants through customers’ securities accounts in the names of Clearstream and Euroclear, respectively, on the books of their respective U.S. depositaries, which in turn will hold such interests in customers’ securities accounts in such depositaries’ names on DTC’s books.

Clearstream and Euroclear are securities clearance systems in Europe. Clearstream and Euroclear hold securities for their respective participating organizations and facilitate the clearance and settlement of securities transactions between those participants through electronic book-entry changes in their accounts, thereby eliminating the need for physical movement of certificates.

Payments, deliveries, transfers, exchanges, notices and other matters relating to beneficial interests in global securities owned through Euroclear or Clearstream must comply with the rules and procedures of those systems. Transactions between participants in Euroclear or Clearstream, on one hand, and other participants in DTC, on the other hand, are also subject to DTC’s rules and procedures.

Investors will be able to make and receive through Euroclear and Clearstream payments, deliveries, transfers and other transactions involving any beneficial interests in global securities held through those systems only on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.

Cross-market transfers between participants in DTC, on the one hand, and participants in Euroclear or Clearstream, on the other hand, will be effected through DTC in accordance with the DTC’s rules on behalf of Euroclear or Clearstream, as the case may be, by their respective U.S. depositaries; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (European time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the global securities through DTC, and making or receiving payment in accordance with normal procedures for same-day fund settlement. Participants in Euroclear or Clearstream may not deliver instructions directly to their respective U.S. depositaries.

Due to time zone differences, the securities accounts of a participant in Euroclear or Clearstream purchasing an interest in a global security from a direct participant in DTC will be credited, and any such crediting will be reported to the relevant participant in Euroclear or Clearstream, during the securities settlement processing day (which must be a business day for Euroclear or Clearstream) immediately following the settlement date of DTC. Cash received in Euroclear or Clearstream as a result of sales of interests in a global security by or through a participant in Euroclear or Clearstream to a direct participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC’s settlement date.

Other

The information in this section of this prospectus concerning DTC, Clearstream, Euroclear and their respective book-entry systems has been obtained from sources that we believe to be reliable, but we do not take responsibility for this information. This information has been provided solely as a matter of convenience. The rules and procedures of DTC, Clearstream and Euroclear are solely within the control of those organizations and could change at any time. Neither we nor the trustee nor any agent of ours or of the trustee has any control over those entities and none of us takes any responsibility for their activities. You are urged to contact DTC, Clearstream and Euroclear or their respective participants directly to discuss those matters. In addition, although we expect that DTC, Clearstream and Euroclear will perform the foregoing procedures, none of them is under any obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time. Neither we nor any agent of ours will have any responsibility for the performance or nonperformance by DTC, Clearstream and Euroclear or their respective participants of these or any other rules or procedures governing their respective operations.

PLAN OF DISTRIBUTION

We may sell the securities from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods or through underwriters or dealers, through agents and/or directly to one or more purchasers.  The securities may be distributed from time to time in one or more transactions:

•                  at a fixed price or prices, which may be changed;

•                  at market prices prevailing at the time of sale;

•                  at prices related to such prevailing market prices; or

•                  at negotiated prices.

Each time that we sell securities covered by this prospectus, we will provide a prospectus supplement or supplements that will describe the method of distribution and set forth the terms and conditions of the offering of such securities, including the offering price of the securities and the proceeds to us, if applicable.

Offers to purchase the securities being offered by this prospectus may be solicited directly.  Agents may also be designated to solicit offers to purchase the securities from time to time.  Any agent involved in the offer or sale of our securities will be identified in a prospectus supplement.

If a dealer is utilized in the sale of the securities being offered by this prospectus, the securities will be sold to the dealer, as principal.  The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

If an underwriter is utilized in the sale of the securities being offered by this prospectus, an underwriting agreement will be executed with the underwriter at the time of sale and the name of any underwriter will be provided in the prospectus supplement that the underwriter will use to make resales of the securities to the public.  In connection with the sale of the securities, we or the purchasers of securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions.  The underwriter may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for which they may act as agent.  Unless otherwise indicated in a prospectus supplement, an agent will be acting on a best efforts basis and a dealer will purchase securities as a principal, and may then resell the securities at varying prices to be determined by the dealer.

Any compensation paid to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers will be provided in the applicable prospectus supplement.  Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act of 1933, as amended, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions.  We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof and to reimburse those persons for certain expenses.

Any common stock will be listed on the Nasdaq Global Market, but any other securities may or may not be listed on a national securities exchange.  To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities.  This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than were sold to them.  In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any.  In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions.  The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market.  These transactions may be discontinued at any time.

We may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act.  In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions.  If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions.  If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock.  The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be named in the applicable prospectus supplement (or a post-effective amendment).  In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus and an applicable prospectus supplement.  Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

The specific terms of any lock-up provisions in respect of any given offering will be described in the applicable prospectus supplement.

In compliance with the guidelines of the Financial Industry Regulatory Authority, Inc., or FINRA, the maximum consideration or discount to be received by any FINRA member or independent broker dealer may not exceed 8% of the aggregate proceeds of the offering.

The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business for which they receive compensation.

LEGAL MATTERS

Latham & Watkins LLP will pass upon certain legal matters relating to the issuance and sale of the securities offered hereby on behalf of Griffin Industrial Realty, Inc.  Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements and the related financial statement schedules of Griffin Industrial Realty, Inc. as of November 30, 2017 and 2016 and for each of the years in the three-year period ended November 30, 2017 and the effectiveness of internal control over financial reporting as of November 30, 2017 incorporated in this Prospectus by reference from the Griffin Industrial Realty, Inc. Annual Report on Form 10-K for the year ended November 30, 2017 have been audited by RSM US LLP, an independent registered public accounting firm, as stated in their reports thereon, incorporated herein by reference, and has been incorporated in this Prospectus and Registration Statement in reliance upon such reports and upon the authority of such firm as experts in accounting and auditing.

Up to $30,000,000 of Shares of
Common Stock

PROSPECTUS SUPPLEMENT

Baird

May 10, 2018